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                                                                   EXHIBIT 4.2.2

                   AMENDED AND RESTATED SUPPLEMENTAL INDENTURE

AMENDED AND RESTATED SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 21, 2008, among PAG Long Island M1, LLC, PAG Long Island A1, LLC, PAG Long Island B1, LLC, PAG Long Island L1, LLC, PAG Turnersville AU, LLC, Turnersville Auto Outlet, LLC, Cycle Holdings, LLC, smart USA Distributor LLC, PAG Acquisition 15, LLC, PAG Michigan S1, LLC, PAG Austin S1, LLC, PAG Clovis T1, Inc., Penske Direct, LLC, PAG North Scottsdale BE, LLC, PAG Orlando Limited, Inc., PAG Orlando General, Inc. and PAG Orlando Partnership, Ltd. (each a "Guaranteeing Subsidiary"), a subsidiary of Penske Automotive Group, Inc. or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Bank of New York Trust Company, N.A., successor to J.P. Morgan Trust Company, National Association, as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 7, 2006 providing for the issuance of 7.750% Senior Subordinated Notes due 2016 (the "Notes");

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 13 thereof, including the subordination provisions thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary(ies), as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary(ies) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes or

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any Guarantee by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and this Guarantee.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated as of February 21, 2008

                                        SIGNATURES

                                        PAG LONG ISLAND M1, LLC
                                        PAG LONG ISLAND A1, LLC
                                        PAG LONG ISLAND B1, LLC
                                        PAG LONG ISLAND L1, LLC
                                        SMART USA DISTRIBUTOR LLC
                                        TURNERSVILLE AUTO OUTLET, LLC
                                        PAG NORTH SCOTTSDALE BE, LLC
                                        PENSKE DIRECT, LLC
                                        CYCLE HOLDINGS, LLC
                                        PAG TURNERSVILLE AU, LLC
                                        PAG ACQUISITION 15, LLC
                                        PAG MICHIGAN S1, LLC
                                        PAG AUSTIN S1, LLC
                                        PAG CLOVIS T1, INC.
                                        PAG ORLANDO LIMITED, INC.
                                        PAG ORLANDO GENERAL, INC.


                                        By: /s/ Robert O'Shaughnessy
                                            ------------------------------------
                                        Name: Robert O'Shaughnessy
                                        Title: Assistant Treasurer

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                                        PAG ORLANDO PARTNERSHIP, LTD.

                                        By: PAG ORLANDO GENERAL, INC.
                                        Its: General Partner


                                        By: /s/ Robert O'Shaughnessy
                                            ------------------------------------
                                        Name: Robert O'Shaughnessy
                                        Title: Assistant Treasurer


                                        PENSKE AUTOMOTIVE GROUP, INC.


                                        By: /s/ Shane M. Spradlin
                                            ------------------------------------
                                        Name: Shane M. Spradlin
                                        Title: Senior Vice President, General
                                               Counsel and Secretary


                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        AS TRUSTEE


                                        By: /s/ D.G. Donovan
                                            ------------------------------------
                                        Name: D.G. Donovan
                                        Title: Vice President

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                                    GUARANTEE

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 31, 2006 (the "Indenture") among Penske Automotive Group, Inc., (the "Company"), the Guarantors party thereto and The Bank of New York Trust Company, NA, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest (including Contingent Interest, if any) on the 7.750% Senior Subordinated Notes due 2016 (the "Notes") whether at the Final Maturity Date, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, or a senior subordinated basis, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Final Maturity Date, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture, including the circumstances under which such obligations may be released and the terms by which such obligations are subordinated to Senior Guarantor Indebtedness, and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose. This Guarantee may be released in accordance with the Indenture without any further act by any Holder.

     Notwithstanding the foregoing, this guarantee shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any person not an affiliate of the Company, of all of the capital stock in, or all or substantially all the assets of, such Guarantor, which transaction is in compliance with the terms of the Indenture and pursuant to which transaction such Guarantor is released from all guarantees, if any, by it of other Indebtedness of the Company or any of its subsidiaries, (2) the release by the holders of the Indebtedness of the Company of their guarantee by such Guarantor (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been guaranteed by such Guarantor, or (B) the holders of all such other Indebtedness which is guaranteed by such Guarantor also release their guarantee by such Guarantor (including any deemed release upon payment in full of all obligations under such Indebtedness) or (3) such Guarantor ceasing to be a wholly owned subsidiary of the Company.

     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

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                                        PAG LONG ISLAND M1, LLC
                                        PAG LONG ISLAND A1, LLC
                                        PAG LONG ISLAND B1, LLC
                                        PAG LONG ISLAND L1, LLC
                                        SMART USA DISTRIBUTOR LLC
                                        TURNERSVILLE AUTO OUTLET, LLC
                                        PAG NORTH SCOTTSDALE BE, LLC
                                        PENSKE DIRECT, LLC
                                        CYCLE HOLDINGS, LLC
                                        PAG TURNERSVILLE AU, LLC
                                        PAG ACQUISITION 15, LLC
                                        PAG MICHIGAN S1, LLC
                                        PAG AUSTIN S1, LLC
                                        PAG CLOVIS T1, INC.
                                        PAG ORLANDO LIMITED, INC.
                                        PAG ORLANDO GENERAL, INC.


                                        By: /s/ Robert O'Shaughnessy
                                            ------------------------------------
                                        Name: Robert O'Shaughnessy
                                        Title: Assistant Treasurer


                                        PAG ORLANDO PARTNERSHIP, LTD.

                                        By: PAG ORLANDO GENERAL, INC.
                                        Its: General Partner


                                        By: /s/ Robert O'Shaughnessy
                                            ------------------------------------
                                        Name: Robert O'Shaughnessy
                                        Title: Assistant Treasurer